As filed with the Securities and Exchange Commission on December 31, 2015

Registration No. 333-173278

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIANA BANCORP

(Exact name of registrant as specified in its charter)

Indiana	35-1782688
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2118 Bundy Avenue

New Castle, Indiana 47362-1048

(765) 529-2230

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ameriana 401(k) Plan

(Full Title of the Plan)

Copies to:

Jerome J. Gassen President and Chief Executive Officer Ameriana Bancorp 2118 Bundy Avenue New Castle, Indiana 47362-1048 (765) 529-2230	Edward G. Olifer, Esq. Suzanne A. Walker, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, N.W. Washington, DC 20005 (202) 508-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

EXPLANATORY NOTE

This Post-Effective Amendment relates to the following registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission on April 4, 2011 by Ameriana Bancorp, an Indiana corporation (the “Registrant”):

Registration Statement on Form S-8, File No. 333-173278, registering 149,450 shares of common stock, par value $1.00 per share, for issuance under the Ameriana 401(k) Plan.

The Registrant intends to terminate and suspend all reporting obligations with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities that remain unsold or unissued at the termination of the offering, the Registrant hereby amends the Registration Statement by deregistering all shares that remain unsold or unissued under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Castle, State of Indiana, on this 31st day of December, 2015.

AMERIANA BANCORP

By:	/s/ Jerome J. Gassen
Jerome J. Gassen
President and Chief Executive Officer